                                                                     EXHIBIT 5.1

                                        Sears Tower, Suite 5800
                                        233 S. Wacker Dr.
                                        Chicago, Illinois  60606
                                        Tel: (312) 876-7700  Fax: (312) 993-9767
                                        www.lw.com
[LATHAM & WATKINS LLP LOGO]
                                        FIRM / AFFILIATE OFFICES
                                        Boston        New Jersey
                                        Brussels      New York
                                        Chicago       Northern Virginia
July 28, 2003                           Frankfurt     Orange County
                                        Hamburg       Paris
                                        Hong Kong     San Diego
Manor Care, Inc.                        London        San Francisco
333 N. Summit Street                    Los Angeles   Silicon Valley
Toledo, Ohio  43604-2617                Milan         Singapore
                                        Moscow        Tokyo
                                                      Washington, D.C.


               Re: Registration Statement for $200,000,000 Aggregate Principal Amount of Senior Notes and Related Guarantees

Ladies and Gentlemen:

     In connection with the registration by Manor Care, Inc., a Delaware corporation (the "COMPANY"), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on July 28, 2003 (the "REGISTRATION STATEMENT"), of $200,000,000 6.25% Senior Notes due 2013 (the "EXCHANGE NOTES") and the guarantees of the Exchange Notes (the "GUARANTEES") by the guarantors listed on Schedule 1 attached hereto (the "GUARANTORS"), to be issued under an Indenture dated as of April 15, 2003 (the "INDENTURE") among the Company, the Guarantors and National City Bank, as trustee (the "TRUSTEE"), you have requested our opinion set forth below. The Exchange Notes will be issued in exchange for the Company's outstanding 6.25% Senior Notes due 2013 (the "PRIVATE NOTES") on the terms set forth in the prospectus contained in the Registration Statement and the Transmittal Letter filed as an exhibit thereto (the "EXCHANGE OFFER").

     In our capacity as your special counsel in connection with the Exchange Offer, we are familiar with the proceedings taken by the Company in connection with the authorization of the Exchange Notes. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Guarantees are addressed in the opinion of R. Jeffrey Bixler of even date herewith, which has separately been provided to you, and we express no opinion with respect to those matters.


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July 28, 2003
PAGE 2

[LATHAM & WATKINS LLP LOGO]


     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof,

     (1) The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (2) The Exchange Notes to be exchanged for the Private Notes pursuant to the Exchange Offer have been duly authorized by the Company and, when executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture in the manner contemplated by the Registration Statement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Indenture and the Exchange Notes are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     To the extent the obligations of the Company under the Indenture and the Exchange Notes may be dependent upon such matters, we assume for purposes of this opinion that the Indenture constitutes a legally valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of the New Notes."

                                                Very truly yours,



                                                Latham & Watkins LLP


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                                   SCHEDULE 1

                                   GUARANTORS


AMERICAN HOSPITAL BUILDING
CORPORATION

AMERICANA HEALTHCARE CENTER OF
PALOS TOWNSHIP, INC.

AMERICANA HEALTHCARE CORPORATION
OF GEORGIA

AMERICANA HEALTHCARE CORPORATION
OF NAPLES

ANCILLARY SERVICES MANAGEMENT, INC.

BAILY NURSING HOME, INC.

BIRCHWOOD MANOR, INC.

BLUE RIDGE REHABILITATION SERVICES,
INC.

CANTERBURY VILLAGE, INC.

CHARLES MANOR, INC.

CHESAPEAKE MANOR, INC.

DEKALB HEALTHCARE CORPORATION

DEVON MANOR CORPORATION

DISTCO, INC.

DIVERSIFIED REHABILITATION SERVICES,
INC.

DONAHOE MANOR, INC.

EAST MICHIGAN CARE CORPORATION

EXECUTIVE ADVERTISING, INC.

EYE-Q NETWORK, INC.

FOUR SEASONS NURSING CENTERS, INC.

GEORGIAN BLOOMFIELD, INC.

GREENVIEW MANOR, INC.

HCR HOME HEALTH CARE AND HOSPICE,
INC.

HCR HOSPITAL HOLDING COMPANY, INC.

HCR INFORMATION CORPORATION

HCR MANORCARE MEDICAL SERVICES OF
FLORIDA, INC.

HCR PHYSICIAN MANAGEMENT SERVICES,
INC.

HCR REHABILITATION CORP.

HCRA OF TEXAS, INC.

HCRC INC.

HEALTH CARE AND RETIREMENT
CORPORATION OF AMERICA

HEARTLAND CAREPARTNERS, INC.

HEARTLAND EMPLOYMENT SERVICES, INC.

HEARTLAND HOME CARE, INC.

HEARTLAND HOME HEALTH CARE
SERVICES, INC.

HEARTLAND HOSPICE SERVICES, INC.

HEARTLAND INFORMATION SERVICES, INC.

(f/k/a Heartland Medical Information Services)

HEARTLAND MANAGEMENT SERVICES,
INC.

HEARTLAND REHABILITATION SERVICES
OF FLORIDA, INC.

HEARTLAND REHABILITATION SERVICES,
INC.

HEARTLAND SERVICES CORP.

HERBERT LASKIN, RPT - JOHN MCKENZIE,
RPT PHYSICAL THERAPY PROFESSIONAL
ASSOCIATES, INC.

HGCC OF ALLENTOWN, INC.

IN HOME HEALTH, INC.

INDUSTRIAL WASTES, INC.

IONIA MANOR, INC.

JACKSONVILLE HEALTHCARE
CORPORATION

KENSINGTON MANOR, INC.

KNOLLVIEW MANOR, INC.

LEADER NURSING AND REHABILITATION
CENTER OF BETHEL PARK, INC.

LEADER NURSING AND REHABILITATION
CENTER OF GLOUCESTER, INC.

LEADER NURSING AND REHABILITATION
CENTER OF SCOTT TOWNSHIP, INC.

LEADER NURSING AND REHABILITATION
CENTER OF VIRGINIA INC.

LINCOLN HEALTH CARE, INC.

MANOR CARE AVIATION, INC.

MANOR CARE OF AKRON, INC.

MANOR CARE OF AMERICA, INC

MANOR CARE OF ARIZONA, INC.

MANOR CARE OF ARLINGTON, INC.

MANOR CARE OF BOCA RATON, INC.

MANOR CARE OF BOYNTON BEACH, INC.

MANOR CARE OF CANTON, INC.

MANOR CARE OF CENTERVILLE, INC

MANOR CARE OF CHARLESTON, INC.

MANOR CARE OF CINCINNATI, INC.

MANOR CARE OF COLUMBIA, INC.

MANOR CARE OF DARIEN, INC.

MANOR CARE OF DELAWARE COUNTY, INC.

MANOR CARE OF DUNEDIN, INC.

MANOR CARE OF FLORIDA, INC.

MANOR CARE OF HINSDALE, INC.

MANOR CARE OF KANSAS, INC.

MANOR CARE OF KINGSTON COURT, INC.

MANOR CARE OF LARGO, INC.

MANOR CARE OF LEXINGTON, INC.

MANOR CARE OF MEADOW PARK, INC.

MANOR CARE OF MIAMISBURG, INC

MANOR CARE OF NORTH OLMSTEAD, INC.

MANOR CARE OF PINEHURST, INC.

MANOR CARE OF PLANTATION, INC.

MANOR CARE OF ROLLING MEADOWS, INC.

MANOR CARE OF ROSSVILLE, INC.

MANOR CARE OF SARASOTA, INC.

MANOR CARE OF WILLOUGHBY, INC.

MANOR CARE OF WILMINGTON, INC.

MANOR CARE OF YORK (NORTH), INC.

MANOR CARE OF YORK (SOUTH), INC.

MANOR CARE PROPERTIES, INC.

MANORCARE HEALTH SERVICES OF
BOYNTON BEACH, INC.

MANORCARE HEALTH SERVICES OF
NORTHHAMPTON COUNTY, INC.

MANORCARE HEALTH SERVICES OF
VIRGINIA, INC.

MANORCARE HEALTH SERVICES, INC.

MARINA VIEW MANOR, INC.

MEDI-SPEECH SERVICE, INC.

MID-SHORE PHYSICAL THERAPY
ASSOCIATES, INC.

MILESTONE HEALTH SYSTEMS, INC.

MILESTONE HEALTHCARE, INC.

MILESTONE REHABILITATION SERVICES,
INC.

MILESTONE STAFFING SERVICES, INC.

MILESTONE THERAPY SERVICES, INC.

MNR FINANCE CORP.

MRC REHABILITATION, INC.

NEW MANORCARE HEALTH SERVICES, INC.

PEAK REHABILITATION, INC.

PERRYSBURG PHYSICAL THERAPY, INC

PHYSICAL OCCUPATIONAL AND SPEECH
THERAPY, INC.

PNEUMATIC CONCRETE, INC.

PORTFOLIO ONE, INC.

REHABILITATION ADMINISTRATION
CORPORATION

REHABILITATION ASSOCIATES, INC.

REHABILITATION SERVICES OF ROANOKE,
INC.

REINBOLT & BURKAM, INC.

RICHARDS HEALTHCARE, INC.

RIDGEVIEW MANOR, INC.

ROLAND PARK NURSING CENTER, INC.

RVA MANAGEMENT SERVICES, INC.

SILVER SPRING - WHEATON NURSING
HOME, INC.

SPRINGHILL MANOR, INC.

STEWALL CORPORATION

STRATFORD MANOR, INC.

STUTEX CORP.

SUN VALLEY MANOR, INC.

THE NIGHTINGALE NURSING HOME, INC.

THERAPY ASSOCIATES, INC.

THERASPORT PHYSICAL THERAPY, INC.

THREE RIVERS MANOR, INC.

TOTALCARE CLINICAL LABORATORIES,
INC.

WASHTENAW HILLS MANOR, INC.

WHITEHALL MANOR, INC.

COLEWOOD LIMITED PARTNERSHIP

HCR HOSPITAL, LLC

ANCILLARY SERVICES, LLC

BOOTH LIMITED PARTNERSHIP

ANNANDALE ARDEN, LLC

BAINBRIDGE ARDEN, LLC

BINGHAM FARMS ARDEN, LLC

COLONIE ARDEN, LLC

CRESTVIEW HILLS, LLC

FIRST LOUISVILLE ARDEN, LLC

GENEVA ARDEN LLC

HANOVER ARDEN, LLC

JEFFERSON ARDEN, LLC

KENWOOD ARDEN, LLC

LIVONIA ARDEN, LLC

MEMPHIS ARDEN, LLC

NAPA ARDEN, LLC

ROANOKE ARDEN, LLC

SAN ANTONIO ARDEN, LLC

SILVER SPRING ARDEN, LLC

SUSQUEHANNA ARDEN LLC

TAMPA ARDEN, LLC

WALL ARDEN, LLC

WARMINSTER ARDEN LLC

WILLIAMS VILLE ARDEN, LLC

BATH ARDEN, LLC

CLAIRE BRIDGE OF ANDERSON, LLC

CLAIRE BRIDGE OF AUSTIN, LLC

CLAIRE BRIDGE OF KENWOOD, LLC

CLAIRE BRIDGE OF SAN ANTONIO, LLC

CLAIRE BRIDGE OF SUSQUEHANNA, LLC

CLAIRE BRIDGE OF WARMINSTER, LLC

FRESNO ARDEN, LLC

MESQUITE HOSPITAL, LLC

TUSCAWILLA ARDEN, LLC

HCR MANORCARE MESQUITE, L.P.